UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

NETWORK CN, INC.
(Name of Registrant As Specified In Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

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4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF YUMMY FLIES, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

NETWORK CN, INC.

3F., D.J. Securities Building, 171 Hoi Bun Road, Kwun Tong

Kowloon, Hong Kong

(852) 2833-2186

INFORMATION STATEMENT

(Preliminary)

May 13, 2020

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Network CN, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of Network CN, Inc., a Delaware corporation (the “Company”), to notify the Stockholders that on April 28, 2020, the Company received the written consent in lieu of a meeting of the holders of a majority of the total voting power of all issued and outstanding voting capital of the Company (the “Majority Stockholders”). The Majority Stockholders amending the Company's Certificate of Incorporation, as amended, to increase the total number of authorized shares of Common Stock from 26,666,667 to 100,000,000,000 (the "Authorized Shares Increase"). A copy of the Amendment is attached as Annex A to this Information Statement.

On April 28, 2020, the Board of Directors of the Company (the “Board”) approved and recommended to the Majority Stockholders that they approve the Authorized Shares Increase. On April 28, 2020, the Majority Stockholders approved the Authorized Shares Increase by written consent in lieu of a meeting, in accordance with Delaware law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Authorized Shares Increase.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company to notify the Stockholders of the Authorized Shares Increase. Stockholders of record at the close of business on April 28, 2020, are entitled to notice of this stockholder action by written consent. Because this action has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Authorized Shares Increase will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We will mail the Notice of Stockholder Action by Written Consent to the Stockholders on or about May 27, 2020. We anticipate that the Authorized Shares Increase will become effective on or about May 27, 2020, at such time as a certificate of amendment to our Articles of Incorporation is filed with the Secretary of State of Delaware.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the action to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors,

/s/ Earnest Leung
Chief Executive Officer

Hong Kong

May 13, 2020

INTRODUCTION

Delaware law provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. Delaware law, however, requires that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice of Stockholder Action by Written Consent on or about May 27, 2020.

This Information Statement contains a brief summary of the material aspects of the Name Change approved by the Board of Network CN, Inc. (the “Company,” “we,” “our,” or “us”) and the Majority Stockholders.

ACTION TO BE TAKEN

AUTHORIZED SHARES INCREASE

GENERAL

The Board of Directors of the Company has adopted a resolution to amend the articles of incorporation so as to increase the number of shares of common stock authorized for issuance by the Board of Directors from 26,666,667 to 100,000,000,000. The Majority Shareholders have given their written consent to the resolution.

Under Delaware corporation law, the consent of the holders of a majority of the voting power is effective as shareholders’ approval. We will file the Amendment with the Secretary of State of Delaware on or after May 27, 2020, and it will become effective on the date of such filing. The Amendment to the Certificate of Incorporation will provide that the authorized shares of capital stock of the Company will consist of 100,000,000,000 shares of common stock with a par value of $0.001 per share, and 5,000,000 shares of Preferred Stock with a par value of $0.001 per share.

REASONS

The Board of Directors and the Majority Shareholders have approved the amendment to the articles of incorporation in order to provide the Company with flexibility in pursuing its long-term business objectives. The primary reasons for the amendment are:

-	Management may in the future pursue opportunities to obtain capital in order to fully implement the Company’s business plan. A reserve of common shares available for issuance from time-to-time will enable the Company to entertain a broad variety of financing proposals.

-	Management may utilize the additional shares in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel.

Management has not entered into any commitment to issue any shares, and is not engaged in any negotiations with respect to any transaction of the sort listed above. There are no outstanding options or warrants to purchase shares of the Company's common stock, nor is there any derivative security outstanding that may be converted by the holder into shares of the Company's common stock either with or without the payment of additional consideration.

As a result of the increase in authorized common stock, there will be approximately 99,991,225,737 common shares available for issuance. The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the Company’s shareholders. Delaware law requires that the Board use its reasonable business judgment to assure that the Company obtains “fair value” when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in the Company. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of the Company’s common stock.

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The increase in the number of common shares available for issuance is not being done for the purpose of impeding any takeover attempt. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of the Company. In the event that a non-negotiated takeover were attempted, the private placement of stock into “friendly” hands, for example, could make the Company unattractive to the party seeking control of the Company. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

NO APPRAISAL RIGHTS

Under Delaware law, our Stockholders are not entitled to appraisal rights in connection with the Authorized Shares Increase.

WHEN THE INCREASE WILL GO INTO EFFECT

The Authorized Shares Increase will become effective on the date that we file the Certificate of Amendment to the Articles of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Delaware. We intend to file the Amendment with the Secretary of State of the State of Delaware promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we must first notify FINRA of the intended Authorized Shares Increase by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such action. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

We currently expect to file the Amendment on or about May 13,2020.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The voting power of the Company is vested in its common stock, with one vote per share.  At the Record Date 8,774,263 shares of common stock were outstanding.

Set forth below is information concerning the ownership as of the Record Date of the common stock of the Company by the persons who were the sole shareholders to sign the shareholders’ written consent.

Name and Address of Beneficial Owner	Beneficial Ownership	% of class
Earnest Leung Chairman/CEO	419,507	4.8%

Keywin Holdings Limited (1)	1,609,460 (1)	18.3%
Sino Portfolio International Ltd.	1,835,753	20.9%
Sharon Lo Wing Yan	695,525	7.9%

Total		51.7%

(1)	Earnest Leung is the director of Keywin Holdings Limited.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our Common Stock as of April 28, 2020, of (i) each person known to us to beneficially own more than 5% of Common Stock, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group.  As of April 28, 2020, there were a total of 8,774,263 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  The column entitled “Percentage of Outstanding Common Stock” shows the percentage of voting common stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of April 28, 2020, through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

The following tables set forth information as of April 28, 2020, regarding the beneficial ownership of our common stock (a) by each stockholder who is known by the Company to own beneficially in excess of 5% of our outstanding common stock; (b) by each of the Company’s officers and directors; (c) and by the Company’s officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. Unless otherwise identified, the address of the directors and officers of the Company listed above is 3/F., D. J. Securities Building, 171 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.

Title of Class	Name and Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership (1)	Percent of Class (4)
Common Stock	Earnest Leung	CEO and Director	4,049,170 (2)	37.5

Common Stock	Shirley Cheng	CFO and director	-	-

Common Stock	Wong Wing Kong	Director	-	-

All Officers and Directors as a group (3 persons named above)			4,049,170

Common Stock	Keywin Holdings Limited (5) 3/F., D. J. Securities Building, 171 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong	5% Security Holder	3,629,663 (3)	33.6

Common Stock	Sino Portfolio International Ltd(6) 3104 -7, 31/F, Central Plaza, 18 Harbour Road, Hong Kong	5% Security Holder	1,835,753	17.0

Common Stock	Sharon Lo Wing Yan Flat B, 20/F.,Bayview Park, 3 Hong Man Street , Chai Wan, Hong Kong	5% Security Holder	695,525	6.4

Common Stock	IP Yu Chak 3/F., D. J. Securities Building, 171 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong	5% Security Holder	873,674	8.1

Total Shares Owned by Persons Named above			7,454,122

______

_______

(1)  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

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(2)  Includes 1,609,461 shares held by Keywin Holdings Limited of which Dr. Earnest Leung is the director and also an option for Keywin Holdings Limited to purchase an aggregate of 2,020,202 shares of the Company’s common stock, exercisable for an aggregate purchase price of $2,000,000 by January 1, 2022.

(3) Includes an option to purchase an aggregate of 2,020,202 shares of the Company’s common stock, exercisable for an aggregate purchase price of $2,000,000 by January 1, 2022.

(4)  A total of 8,774,263 shares of our common stock outstanding are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of March 27, 2020. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(5)  Dr. Earnest Leung, its sole director, and Ms. Pui Chu Tang, its shareholder and Dr. Leung’s spouse, have voting and dispositive control over the shares held by Keywin Holdings Limited.

(6)  Ms. Angela Chan, its sole director, and Mrs. Chen Yang Foo Oi, its shareholder, have voting and dispositive control over the shares held by Sino Portfolio International Ltd.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 3F., D.J. Securities Building, 171 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong, Attn: Shirley Cheng; telephone (852) 2833-2186.

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If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

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This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Name Change, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

Dated: May 13, 2020

Earnest Leung

Chairman of the Board of Directors

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